UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.
Date of Report (Date of Earliest Event Reported):
August 12, 2008
MONRO MUFFLER BRAKE, INC.
PROFIT SHARING PLAN
(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York	14615

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (585) 647-6400

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes In Registrant’s Certifying Accountant
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-16.1

Item 4.01 Changes In Registrant’s Certifying Accountant
     On August 12, 2008, the Monro Muffler Brake, Inc. Profit Sharing Plan (the “Plan”), upon approval of the Audit Committee of the Board of Directors of Monro Muffler Brake, Inc. (the “Company”), elected to accept the resignation of Davie Kaplan, CPA, P.C. (“Davie Kaplan”) as the Plan’s independent registered public accounting firm.
     The reports of Davie Kaplan on the Plan’s financial statements for the fiscal years ended March 31, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.
     During the fiscal years ended March 31, 2007 and 2006, and through August 12, 2008, there were no disagreements with Davie Kaplan on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to Davie Kaplan’s satisfaction, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports on the Plan’s financial statements for such years.
     During the fiscal years ended March 31, 2007 and 2006, and through August 12, 2008, there have been no “reportable” events requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K.
     On August 12, 2008, the Audit Committee of the Board of Directors of the Company appointed Freed Maxick & Battaglia, P.C. (“FMB”) as the Plan’s independent registered public accounting firm. During the Plan’s fiscal years ended March 31, 2007 and 2006 and through August 12, 2008, no one acting on behalf of the Plan has consulted FMB regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Plan’s financial statements; or (ii) any matter that was either the subject of a disagreement or a reportable event, as defined in Item 304(a) of Regulation S-K.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
16.1	Letter from Davie Kaplan, CPA, P.C., dated October 7, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO MUFFLER BRAKE, INC. (Registrant)
October 14, 2008	By:	/s/ Catherine D’Amico
Catherine D’Amico
Executive Vice President - Finance